UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Physical Therapy, Inc. (the "Company") was held on May 22, 2018. At the Annual Meeting, the Company's stockholders approved the three proposals, one of which is non-binding, which are described in detail in the company's definitive proxy statement dated April 5, 2018. ("Definitive Proxy"). Absentions and broker non-votes were counted for purposes of determining whether a quorom was present.

The results are as follows:

Proposal 1 - Election of ten directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Jerald L. Pullins	10,994,728	480,760	769,664
Christopher J. Reading	11,437,359	38,129	769,664
Lawrance W. McAfee	10,081,577	1,393,911	769,664
Mark J. Brookner	10,975,954	499,534	769,664
Harry S. Chapman	11,376,371	99,117	769,664
Kathleen A. Gilmartin	11,451,929	23,559	769,664
Bernard A. Harris, Jr.	11,076,462	399,026	769,664
Edward L. Kuntz	11,382,352	93,136	769,664
Reginald E. Swanson	11,298,684	176,804	769,664
Clayton K. Trier	11,063,986	411,502	769,664

Proposal 2 - Advisory vote to approve named executive officer compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
7,311,965	3,871,006	292,517	769,664

Proposal 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018.

	Votes	Votes
Votes For	Against	Abstaining
12,188,907	36,983	19,262

With respect to proposal 1, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors. With Proposal 2, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 23, 2018	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)